
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan
Stanley Dean Witter Spectrum Global Balanced L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                      54,760,307
<SECURITIES>                                         0
<RECEIVABLES>                                  831,775<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              56,137,697<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                56,137,697<F3>
<SALES>                                              0
<TOTAL-REVENUES>                              (88,583)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,674,739
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,763,322)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,763,322)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,763,322)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $561,906 and interest receivable of $269,869.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $631,015 and net option premiums of $(85,400).
<F3>Liabilities include redemptions payable of $665,921, accrued brokerage fees of $212,615, and accrued management fees of $57,776.
<F4>Total revenues include realized trading revenue of $(1,504,246), net change in unrealized of $(179,099) and interest income of $1,594,762.


